Exhibit 10.15

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made and entered into as of November 12, 2002 (the “Effective Date”), by and between Acorda Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 15 Skyline Drive, Hawthorn, New York, USA 10532 (“Acorda”), and CeNeS Pharmaceuticals, PLC, a corporation organized and existing under the laws of the United Kingdom and having a principal place of business at Compass House, Vision Park, Chivers Way, Histon, Cambridge CB4 9ZR, England (“CeNeS”).

WHEREAS, CeNeS is the exclusive licensee of certain intellectual property rights pursuant to that certain agreement, as amended, entered into by and between the Ludwig Institute for Cancer Research (“Ludwig”) and Cambridge Neuroscience Research, Inc. dated October 26, 1989 (the “Ludwig Agreement”);

WHEREAS, CeNeS and Acorda are parties to that certain License Option Agreement dated as of April 3, 2002, as amended, (the “License Option Agreement”), pursuant to which CeNeS granted Acorda the option to take a sublicense of certain rights licensed to CeNeS under the Ludwig Agreement; and

WHEREAS, Acorda desires to exercise such option and to take a sublicense of such rights as set forth herein,

NOW, THEREFORE, intending to be legally bound and upon the terms, conditions and mutual covenants hereinafter set forth, the parties agree as follows:

Part 1 - Definitions

1.1                                 “Affiliate” means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a party to this Agreement.  As used in this Paragraph, the term “control” means (a) in the case of corporate entities, -direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management policies of such non-corporate entities.

1.2                                 “Licensed Know-How” means all unpatented know-how, trade secrets, information, data, methods, materials, techniques, reagents, cell lines, protein sequences or segments, and monoclonal antibodies, including without limitation, materials as described generally in Schedule B hereto, owned or controlled by CeNeS at any time during the term of the Agreement that is necessary or useful to practice the Patent Rights or to research, develop, make, use or sell Licensed Products.

1.3                                 “Licensed Products” means Protein Products and Non-Protein Products that are covered by one or more Valid Claims under the Patent Rights.

1.4                                 “Materials” means the cell lines and related biological materials that are in CeNeS’ possession or control as of the Effective Date of this Agreement and are directly related to the production of the protein GGF-2.

1.5                                 “NDA” means New Drug Application or a foreign equivalent.

1.6                                 “Net Sales” means the amount billed, invoiced, or received (whichever occurs first) for Sales, leases, or other transfers of Licensed Products, less:

(a)                                  customary trade, quantity and cash discounts or rebates, and non-affiliated brokers’ or agents’ commissions actually allowed and taken;

(b)                                 amounts repaid or credited by reason of rejection, recall or return;

(c)                                  to the extent separately stated on purchase orders, invoices, or other documents of sale, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by Acorda or a Sublicensee; and

(d)                                 reasonable charges for freight, packaging and insurance costs incurred in the delivery or transportation of Licensed Products provided by third parties, if separately stated.

Net Sales also includes the fair market value of any non-cash consideration received by Acorda or Sublicensees for the Sale, lease, or transfer of Licensed Products.  The fair market value will be no less than the standard selling price for the applicable Licensed Products, each unit multiplied by the quantity of such Licensed Products delivered in exchange for such non-cash consideration.

1.7                                 “Non-Protein Product” means a product that is discovered, identified or developed through the use of material that is claimed or covered by a Valid Claim in the Patent Rights, as a target in a screening tool or otherwise, exclusive of Protein Products.

1.8                                 “Patent Rights” means the patents and patent applications listed on Schedule A attached hereto, including without limitation, the inventions described and/or claimed therein, and any divisionals, continuations, continuations-in-part (to the extent that a claim of such continuation-in-part is entitled to the priority date of at least one of the patents or patent applications identified in Schedule A), patents issuing thereon and reissues and reexaminations thereof, and any and all foreign patents and patent applications corresponding thereto, all to the extent that CeNeS has an ownership or an interest in such Patent Rights.

1.9                                 “Phase II Clinical Trial” means one of those trials on sufficient numbers of subjects that are designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the pharmaceutical product in the dosage range to be prescribed.  A Phase II Clinical Trial shall be deemed to have commenced upon the date of the first dosing of the first subject in such trial.

1.10                           “Phase III Clinical Trial” means one of those trials on sufficient numbers of subjects that are designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the pharmaceutical product in the dosage range to be prescribed, and to support Regulatory Approval of a pharmaceutical product or label expansion of such pharmaceutical product.  A Phase III Clinical Trial shall be deemed to have commenced upon the date of the first dosing of the first subject in such trial.

1.11                           “Proceeds” means the royalties actually received by Acorda from its Sublicensees for Net Sales of Licensed Products that are Non-Protein Products.

1.12                           “Protein Product” means a product that is, in whole or in part, composed of one or more proteins encoded by the growth factor gene GGF-2, or a fragment thereof, in whatever form including any mutants, analogues, homologues or derivative forms thereof, that is covered by a Valid Claim in the Patent Rights.

1.13                           “Regulatory Approval” means the approvals, registrations or authorizations of the United States Food and Drug Administration (the “FDA”) or successor entity, or other applicable regulatory agency necessary for the manufacture, distribution, use or sale of a pharmaceutical or diagnostic product in the United States or a foreign equivalent in a major market country such as the United Kingdom, Canada, Japan or Germany.

1.14                           “Sold” or “Sale” means the sale, transfer, exchange or other commercial disposition of Licensed Products by Acorda, its Affiliates or Sublicensees.  In case of doubt,

Sales of Licensed Products shall be deemed consummated no later than receipt of payment from a third party for the applicable transaction involving such Licensed Product.

1.15                           “Sublicense” means a grant by Acorda, either directly or indirectly (i.e., through multiple tiers of sublicenses) to a third party of a sublicense to practice any of the rights granted to Acorda hereunder in accordance with this Agreement.  Such third party shall be referred to as a “Sublicensee” under this Agreement.

1.16                           “Territory” means all countries and territories worldwide.

1.17                           “USD” means United States dollars.

1.18                           “Valid Claim” means (a) a pending claim of a patent application within the Patent Rights, which (i) has been pending under examination for less than seven (7) years, (ii) has been asserted in good faith, and (iii) has not been abandoned or finally rejected without the possibility of appeal or refiling; or (b) a claim of an issued, or granted and unexpired patent within the Patent Rights, which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, which can no longer be appealed (i.e., within the time allowed for appeal), which has not been rendered unenforceable through disclaimer or otherwise, which has not been abandoned, or which has not been lost through an interference proceeding.  A Valid Claim shall be defined as of each calendar half year ending June 30 and December 31.

Part 2 - License Grant

2.1                                 CeNeS hereby grants to Acorda, and Acorda accepts, an exclusive license under the Patent Rights and Licensed Know-How to practice the same and to make, have made, use, import, offer for sale and sell Licensed Products throughout the Territory during the term of this Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

2.2                                 Acorda hereby acknowledges that CeNeS is obligated to pay Ludwig certain royalties with respect to Sales by Acorda and Acorda hereby agrees to be amenable to suit by Ludwig in the event of non-payment of royalties due CeNeS hereunder by Acorda.  If Ludwig is required to bring suit against Acorda for any material breach of this Agreement that remains uncured pursuant to Section 9.3(a), Acorda will pay all reasonable out-of-pocket costs incurred by Ludwig in connection therewith, including without limitation, reasonable attorneys fees and costs.

2.3                                 Acorda shall have the right to grant sublicenses to third parties with respect to any rights conferred upon Acorda under this Part 2, provided, however, that any sublicense shall be subject in all respects to the conditions (e.g., payment), restrictions, exceptions and termination provisions contained in this Agreement.  Acorda shall provide written notice to CeNeS within sixty(60) days of the grant of any sublicense in accordance with this Section 2.3.

Part 3 - Royalties

3.1                                 Acorda shall pay to CeNeS a non-refundable license fee in the sum of [**] within ten (10) days after the Effective Date of this Agreement.

3.2                                 For the license granted to Acorda hereunder, Acorda shall pay CeNeS the following running royalties:

(a)                                  Acorda shall pay to CeNeS the following running royalty based on annual Net Sales of Protein Products by Acorda or its Affiliates:

Annual Net Sales in USD	Royalty Rate

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(b)                                 If Acorda is required to pay a running royalty to a third party for a license to make, use, offer for sale, sell or import any Protein Product, then Acorda shall have the right to offset up to [**] of such royalties actually paid to such third party against royalties otherwise due under the foregoing Paragraph 3.2(a); provided, however, that such right of offset shall be limited such that-the royalty due under Paragraph 3:2(b) shall not be less than [**] of annual Net Sales of Protein Products and provided further that the amount of the offset which is not available due to such [**] cap cannot be carried-forward for application against future royalties due under Paragraph 3.2(a).

(c)                                  In the event a Licensed Product is sold in the form of a combination product containing one or more active ingredients in addition to the Licensed Product active ingredient (hereinafter “Combination Licensed Product”), then Net Sales for such Combination Licensed Product, for purposes of calculating royalties due hereunder, will be adjusted by multiplying actual Net Sales of such Combination Licensed Product by the applicable fraction, determined as follows:

(i)                                     Unless Section 3.2(c)(ii), 3.2(c)(iii) or 3,2(c)(iv) applies below, the fraction A/(A+B) where A is the invoice price of the Licensed Product, if sold separately, and B is the sum of the invoice price(s) of any other active component or components in the combination, if sold separately.

(ii)                                  If, on a country-by-country basis, the other active component or components in the Combination Licensed Product are not sold separately in said country, the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

fraction shall be A/C where A is the invoice price of the Licensed Product if sold separately, and C is the invoice price- of the Combination Licensed Product.

(iii)                               If, on country by-country basis, the Licensed Product is not sold separately in said country, the fraction shall be [1-(B/C)] where B is the invoice price sum of any other active components or components in the combination, if sold separately and C is the invoice price of the Combination Licensed Product.

(iv)                              If, on a country-by-country basis, neither the Licensed Product nor the other active component or components of the Combination Licensed Product is sold separately in said country, the fraction shall be negotiated in good faith by the parties with the intention of agreeing upon a fair and equitable formula that reasonably reflects the relative value contributed by the Licensed Product to the total value of the combination in the Combination; Licensed Product, as compared to the other active ingredients therein.

(d)                                 Acorda shall pay to CeNeS a royalty of [**] of annual Net Sales of Protein Products by Sublicensees.

(e)                                  Acorda shall pay to CeNeS a royalty of [**] of annual Net Sales by Acorda of Non-Protein Products, and [**] of the Proceeds actually received by Acorda from its Sublicensees on their Sales of Non-Protein Products.

(f)                                    Minimum Annual Royalty.  To the extent that cumulative annual royalties paid to CeNeS with respect to each Licensed Product during any calendar year, commencing with the third calendar year following first commercial sale of any Licensed Product, are less than [**], a minimum annual royalty with respect to such Licensed Product in the amount of such shortfall shall be payable by Acorda.  If Acorda fails to pay any such minimum royalty for a Licensed Product, CeNeS shall have the option of converting the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

license or any sublicense granted hereunder with respect to such Licensed Product to a nonexclusive license by giving Acorda written notice thereof.

3.3                                 Acorda shall pay to CeNeS the following non-refundable milestone payments for every Protein Product in respect of which Acorda, an Affiliate or Sublicensee achieves any or all of the milestone events indicated below.  Should a Protein Product be abandoned by Acorda, Its Affiliate or Sublicensee for any reason following completion of any of the first five milestones but prior to the Approval of a NDA and Acorda commences development of a subsequent Protein Product, then Acorda shall resume the milestone payments for such subsequent Protein Product starting at the event subsequent to the event for which a milestone payment had already been paid.  Each such milestone payment shall be paid within thirty (30) days of the achievement of the relevant milestone event.  For clarity, each milestone payment shall be paid only once for each Protein Product and Acorda shall pay milestones on a Protein Product only if its active pharmaceutical ingredient (the “API”), is different from the API of any other Protein Product for which Acorda has already made milestone payments.

Milestone Event	Milestone Payment

Satisfactory completion of animal toxicology studies necessary to enter into Phase I clinical studies in accordance with the International Conference of Harmonization (ICH) guidelines provided by the US Food and Drug Administration*

	$	[**]
Issuance of an Investigational New Drug Application (or foreign equivalent**)	$	[**]
Enrollment of the first subject in a Phase II clinical trial (or foreign equivalent**)	$	[**]
Enrollment of the first subject in a Phase III clinical trial (or foreign equivalent**)	$	[**]
Filing of a New Drug Application (or foreign equivalent**)	$	[**]
Approval of a New Drug Application (or foreign equivalent**)	$	[**]

*            “Completion of animal toxicology studies” shall mean the completion of all analysis of data generated in such study and delivery of the final report thereon.

**     “Foreign equivalent” shall mean the completion of the milestones in a foreign major market country such as the United Kingdom, Japan, Germany, Canada, etc.

3.4                                 (a)                                  All amounts due hereunder shall be payable in United States Dollars.  Royalty payments shall be made within sixty (60) days following the end of each calendar quarter.  Each such payment shall include royalties which shall have accrued during the calendar quarter immediately preceding and shall be accompanied by a report setting forth separately the Net Sales of all Licensed Products sold during said calendar quarter.  Any royalty payment required to be made to CeNeS under Paragraph 3.2(e) shall be made in U.S. Dollars on or before January 31st of following the calendar year to which such payment relates.

(b)                                 Royalties shall be payable only once (at the highest -applicable rate) with respect to the same unit of Licensed Product regardless of the number of claims of Patent tights pertaining to same.  Royalties shall apply to any Sale of Licensed Product to, a third party from which Acorda, its Affiliate or Sublicensee derives revenue.  On any transfer or disposal of Licensed Product among Acorda, its Affiliates or Sublicensees, royalties shall become payable only upon further transfer to a third party.

(c)                                  The remittance of royalties payable on the Net Sales of Licensed Product outside the U.S. shall be made to CeNeS in U.S. Dollars a the official rate of exchange of the currency of the country from which the royalties are payable (as quoted by Citibank N.A. for the last business day of the calendar quarter in which the royalties are payable) less any withholding or transfer taxes which are applicable.  Acorda or a Sublicensee shall supply CeNeS with proof of payment of such taxes paid on CeNeS’s behalf and shall cooperate with CeNeS in obtaining credit or refund of any such taxes.

(d)                                 No royalties for Sales outside the U.S. shall be payable with respect to any Sales as to which conversion cannot be made of the currency billed in U.S. Dollars until such conversion can be legally made, at which time royalties shall be paid in U.S. Dollars at the rate of exchange quoted by Citibank, N.A., for the business day immediately preceding the date on which the restriction on conversion was lifted.  However, CeNeS shall have the right to have the royalties payable by Acorda, its Affiliates or Sublicensees deposited in CeNeS’s name in the blocked currency in an interest bearing account in a bank designed by CeNeS in the foreign country in question.  In the event CeNeS cannot arrange to have the blocked currency transferred out of the foreign country within twelve (12) months after deposit, CeNeS shall notify Acorda in writing and Acorda shall as soon as possible thereafter cause such royalties (plus earnings thereon during the period of deposit) to be paid to CeNeS in U.S. Dollars at the rate of exchange quoted by Citibank, N.A. on the day the blocked currency was deposited in the bank designated by CeNeS.  Upon receipt of the payment, CeNeS shall release to Acorda from the bank in the foreign country in question the blocked currency in accordance with Acorda’s instructions.

(e)                                  Acorda, its Sublicensees and Affiliates shall keep and maintain records of sales of Licensed Products for a period of three (3) years after the royalty period to which such records relate.  Such records shall be open to inspection upon at least fifteen (15) business days’ prior written notice at any reasonable time during normal business hours not more often than once each calendar quarter by an independent Certified Public Accountant selected by CeNeS, to whom Acorda or, if applicable, its Affiliates or Sublicensees, have no reasonable objection, who shall have the right to examine and make abstracts of the records kept pursuant to this Agreement and report findings of said examination of records to CeNeS insofar as it is necessary to evidence any mistake or impropriety on the part of Acorda.  Said independent Certified Public Accountant shall treat as confidential and shall not use or disclose to any third party any information acquired during the course of such examination, except information which shall be made available to CeNeS or Ludwig pursuant to any provision of this Agreement.

(f)                                    Acorda’s obligation to pay royalties with respect to Net Sales of Licensed Product in my country shall continue for so long as CeNeS owns or holds exclusive rights to a valid and enforceable issued patent within the Patent Rights covering such Licensed Product in Such country.  If Acorda’s obligation to pay royalties is based solely on the practice of the Patent Rights to discover or develop a Non-Protein Product, said obligation shall continue until fifteen (15) years from the Effective Date of this Agreement.

Part 4 - Patent Matters

4.1                                 Upon execution of this Agreement, Acorda shall assume responsibility and control, at its expense, during the Term for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in Patent Rights.  Notwithstanding the previous sentence, Acorda shall furnish to CeNeS copies of all material documents pertaining to such preparation, filing, prosecution or maintenance, including filings and correspondence with patent authorities, in a timely manner, so as to give CeNeS an opportunity to comment thereon and Acorda shall use good faith efforts to accommodate any such comments.

4.2                                 Ludwig, CeNeS, and Acorda shall cooperate fully in the preparation, filing, prosecution and maintenance of Patent Rights and of all patents and patent applications licensed to Acorda hereunder, executing all papers and instruments or requiring members of Ludwig and/or CeNeS to execute such papers and instruments so as to enable Acorda to apply for, to prosecute and to maintain patent applications and patents in Ludwig’s name in any country.  Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents.

4.3                                 Acorda may elect to surrender its rights under the Patent Rights on a patent-by-patent basis in any country upon sixty (60) days written notice to CeNeS.  CeNeS may elect thereafter to continue prosecution and maintenance of such patents at its own expense.

Part 5 - Patent Infringement

5.1                                 Enforcement by Acorda.  If either CeNeS or Acorda becomes aware of a product made, used or sold in the Territory, or any other activities, which it believes infringes a Valid Claim, the party obtaining such knowledge shall promptly advise the other patty of all relevant facts and circumstances pertaining to the potential infringement.  Acorda shall have the first right, but not the obligation, to enforce any patent rights against such infringement, at its own expense.  CeNeS and Ludwig shall cooperate with Acorda in such effort, at Acorda’s expense, including being joined as a party to such action, if necessary.  Any damages or costs recovered in connection with any action filed by Acorda hereunder which exceed Acorda’s out-of-pocket costs and expenses of litigation, shall be deemed to be Net Sales of Protein Products in the fiscal quarter received by Acorda, and royalties shall be payable by Acorda to CeNeS thereon in accordance with the terms of this Agreement.

5.2                                 Backup Enforcement Right by CeNeS.  If Acorda fails within one hundred twenty (120) days after receiving notice from CeNeS of a potential infringement, or providing CeNeS with notice of such infringement, to either (a) terminate such infringement or (b) institute an action to prevent continuation thereof and, thereafter to prosecute such action diligently, or if Acorda notifies CeNeS that it does not plan to terminate the infringement or institute such action, then CeNeS shall have the right to do so at its own expense; provided however, that CeNeS first consults with Acorda and gives due consideration to Acorda’s reasons for not instituting actions to terminate or otherwise prevent continuation of such infringement.  If CeNeS decides to pursue such infringement, Acorda shall cooperate with CeNeS in such effort including being joined as a party to such action if necessary.  CeNeS shall be entitled to retain all damages or costs awarded to CeNeS in such action.

5.3                                 In the event that Acorda, its Affiliate or Sublicensee is sued by a third party charging infringement of a patent resulting from the manufacture, use or sale by Acorda, its Affiliate or Sublicensee of a Licensed Product, Acorda shall promptly notify CeNeS.  During the period in which any such suit is pending, Acorda shall have the right to apply up to fifty percent (50%) of the royalties due CeNeS against Acorda’s litigation expenses of any such suit.

Part 6 - Diligence

6.1                                 Acorda agrees to use all reasonable efforts to effect introduction of Licensed Products into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment.

Part 7 - Indemnification and Insurance

7.1                                 Acorda hereby indemnifies CeNeS, Ludwig and their respective directors, officers, employees and agents (collectively, the “CeNeS Indemnitees”) and agrees to be solely responsible and to hold CeNeS Indemnitees harmless from any third party claim, demands, suits or causes of action, including all judgments, damages, and costs (including reasonable attorneys’ fees) resulting therefrom, arising out of the use, manufacture, sale, storage or advertising of any Licensed Product except to the extent of such judgments, damages and costs that arise from the negligence or willful misconduct of CeNeS Indemnitees.

7.2                                 CeNeS hereby indemnifies Acorda, its Affiliates, directors, officers, agents, contractors, Sublicensees and employees (collectively, the “Acorda Indemnitees”) and agrees to be solely responsible and to hold Acorda Indemnitees harmless from any third party claim demands, suits or causes of action, including all judgments, damages, and costs (including reasonable attorneys’ fees) resulting therefrom, arising out of any breach of Section 8.1 except to the extent of such judgments, damages and costs that arise from the negligence or willful misconduct of Acorda Indemnitees.

7.3                                 To be eligible to be indemnified hereunder, the indemnified party shall provide the indemnifying party with prompt notice of the claim giving rise to the indemnification obligation pursuant to this Part 7 and the exclusive ability to defend (with the reasonable cooperation of the indemnified party) or settle any such claim; provided, however, that the indemnifying party shall not enter into any-settlement for damages other than monetary damages without the indemnified party’s written consent, such consent not to be unreasonably withheld or delayed.  The indemnified party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying party.

7.4                                 Prior to commencing human use of any Licensed Product hereunder, Acorda shall obtain and maintain thereafter comprehensive general liability insurance (to include advertisers’ liability and product liability) written by a reputable insurer or insurers approved by CeNeS and shall list CeNeS as an additional named insured thereunder and shall require thirty (30) days written notice to be given to CeNeS prior to any cancellation or material change thereof.  The limits for such insurance shall not be less than ten million dollars (USD 10,000,000) per occurrence for personal injury and property damage, adjusted for inflation every year based on the U.S. Consumer Price Index in effect on the first day of such year.  Acorda shall provide CeNeS with certificates of insurance evidencing the same upon written request by CeNeS.

Part 8 - Representations and Warranties

8.1                                 CeNeS Representations and Warranties.  CeNeS represents and warrants that:

(a)                                  its obligations under this Agreement are not in conflict with any prior commitments or obligations to any third party; that it has all requisite power and authority to enter into this Agreement; and that all corporate action necessary to authorize its execution and delivery of this Agreement has been duly taken;

(b)                                 it has the right to grant the rights granted in this Agreement and perform the obligations set forth herein;

(c)                                  it and its Affiliates have not granted to any third party any license, option or other rights under the Patent Rights, and to its knowledge, the Ludwig License is in full force and effect;

(d)                                 to its knowledge, there are no facts or circumstance which would render any of the Patent Rights invalid or unenforceable;

(e)                                  to its knowledge, there is no interference action, opposition, reissue or reexamination proceeding, or any intellectual property litigation pending before any patent office or court concerning any of the Patent Rights; and

(f)                                    Cambridge Neuroscience Research, Inc. has assigned all its rights and obligations in the Ludwig Agreement to CeNeS.

8.2                                 Acorda Representations and Warranties.  Acorda represents and warrants that its obligations under this Agreement are not in conflict with any prior commitments or obligations to any third party; that it has all requisite power and authority to enter into this Agreement; and

that all corporate action necessary to authorize its execution and delivery of this Agreement has been duly taken.

Part 9 - Term and Early Termination

9.1                                 Unless sooner terminated as herein provided, this Agreement shall continue in full force and effect commencing on the Effective bate of this Agreement and continuing until the later of fifteen (15) years thereafter or the expiration of the last-to-expire Valid Claim in the Patent Rights.

9.2                                 Acorda may terminate this Agreement at any time for any reason, upon thirty (30) days prior written notice to CeNeS.

9.3                                 (a)                                  A party may terminate this Agreement and the license herein granted upon the breach of any material obligation herein by the other party upon sixty (60) days written notice; provided that if during such sixty (60) day period the party so notified cures such material breach, then this Agreement shall continue in full force and effect.

(b)                                 If this Agreement is terminated as provided in Paragraphs 9.2 or 9.3(a), Acorda shall promptly make an accounting to CeNeS of the inventory of Licensed Products which it and its Affiliates and Sublicensees have on hand as of the effective date of such termination, if applicable.  Acorda, its Affiliates and Sublicensees shall then have the right, for a period of six (6) months after said termination, to sell such inventory provided that the Net Sales thereof shall be subject to the royalty rates payable to CeNeS as set forth above.

9.4                                 The license to Acorda set forth in Section 2.1 shall continue after any termination or expiration of this Agreement as set forth in this Section 9.4.  If this Agreement expires pursuant to Section 9.1, then Acorda shall thereafter retain a nonexclusive, perpetual, royalty-free, worldwide license, with the full right to sublicense, under the Patent Rights and Licensed

Know-How to practice such technology and rights for all purposes.  If this Agreement is terminated by Acorda pursuant to Section 9.3, then Acorda, in its sole discretion, may elect to retain the exclusive license granted in Section 2.1, subject to the payment of the royalties otherwise due under Section 3.2.

Part 10 - Confidentiality

10.1                           Treatment of Confidential Information.  Except as otherwise provided hereunder, during the term of this Agreement and for a period of five (5) years thereafter:

(a)                                  CeNeS, its Affiliates and Sublicensees shall retain in confidence and use only for purposes of this Agreement, any written information and data supplied by Acorda to CeNeS under this Agreement and marked as proprietary or confidential; and

(b)                                 Acorda shall retain in confidence and use only for purposes of this Agreement, any written information and data supplied by CeNeS to Acorda under this Agreement and marked as proprietary or confidential.

For purposes of this Agreement, all such information and data which a party is obligated to retain in confidence shall be called “Information.”  Any written information, materials or data relating to GGF-2 disclosed by one party to the other party pursuant to the License Option Agreement and the Confidentiality Agreement entered into as of July 23, 2001 shall be deemed Information under this Agreement.

10.2                           Permitted Disclosure.  To the extent that it is reasonably necessary to fulfill its obligations or exercise its rights under this Agreement, or any rights which survive termination or expiration hereof, each party may disclose Information to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators on condition that such entities or persons agree:

(a)                                  to keep the Information confidential for at least the same time periods and to the same extent as each party is required to keep the Information confidential and

(b)                                 to use the Information only for such purposes as such parties are authorized to use the Information.

Each party, its Affiliates or sublicensees may disclose Information to regulatory authorities to the extent that such disclosure is necessary for the prosecution and enforcement of patents, authorizations to conduct clinical trials or commercialization of Licensed Products, provided that such party is otherwise entitled to engage in such activities under this Agreement.  Each party, its Affiliates or sublicensees may disclose Information to the government or a court of competent jurisdiction, provided that such disclosing party (a) provides the other party with adequate notice of the required disclosure, (b) cooperates with the other party’s efforts to protect its Information with respect to such disclosure and (c) takes all reasonable measures requested by the other party to challenge or to modify the scope of such required disclosure.  CeNeS may disclose Information to Ludwig to the extent such disclosure is required pursuant to CeNeS’ obligations under the Ludwig Agreement.

10.3                           The obligation under Section 10.1 not to use or disclose Information shall not apply to any part of such Information that the recipient party can establish by competent written proof:

(a)                                  is or becomes patented, published or otherwise part of the public domain, other than by unauthorized acts of the party obligated not to disclose such Information (for purposes of this Part 10 (the “Receiving Party”), its Affiliates or Sublicensees in contravention of this Agreement;

(b)                                 is disclosed to the Receiving Party, its Affiliates or Sublicensees by a third party provided that such Information was not obtained by such third party directly or indirectly from the other party under this Agreement;

(c)                                  prior to disclosure under this Agreement, was already in the possession of the Receiving Party, its Affiliates or Sublicensees, provided that such Information was not obtained directly or indirectly from the other patty under this Agreement;

(d)                                 results from the research and development by the Receiving Party, its Affiliates or Sublicensees, independent of disclosures from the other party of this Agreement, provided that the persons developing such information have not had exposure to the Information received from the disclosing party; or

(e)                                  CeNeS and Acorda agree in writing may be disclosed.

10.4                           Confidential Nature of the Terms of Agreement.  Except as expressly provided herein, CeNeS and Acorda each agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, however, that disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party’s accountants, attorneys, and other professional advisors who agree to appropriate confidentiality provisions to protect such terms from disclosure or improper use.

Part 11 - General Provisions

11.1                           Except as required by law, neither CeNeS nor Acorda shall originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement to any amendment thereto or to performance hereunder or the existence of an arrangement between the parties without the prior written approval of the other party, not to be unreasonably withheld; provided that, no such consent shall be required for non-public communications between Acorda and its current, or potential stockholders, investors, acquiring parties, merger partners or Sublicensees.  Acorda shall not use the name Ludwig, or CeNeS (or any variant thereof) or any related organization in any advertising, packaging (except for customary technical references) or other promotional material in connection with the sale of Licensed Products referred to in this Agreement.

11.2                           Acorda acknowledges that it has certain duties and obligations under Part 379 of the Export Administration Regulations of the U.S. Department of Commerce (as presently promulgated or hereafter modified or amended) concerning the export and reexport of technical data.  Acorda will be solely responsible for any breach of such Regulations by Acorda, its Affiliates or Sublicensees and will defend and hold Indemnitees harmless in the event of a suit or action involving any such breach.

11.3                           Neither party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, such consent not to be unreasonably withheld, and except that a party may make such an assignment without the other party’s consent to an Affiliate or to a successor to all, or substantially all, of the business and assets to which this Agreement relates of such party, whether in a merger, sale of stock, sale of assets or other transaction of the division or divisions of Acorda involved in the development and sale of Licensed Products.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other party, expressly assume performance of such rights and/or obligations.  Any permitted assignment shall be binding on the successor of the assigning party.

11.4                           All notices required to be given by one party to the other hereunder shall be sufficient if signed by such party (or such party’s attorney) and either:  (a) delivered in person; (b) mailed certified mail, postage prepaid, return receipt requested; or (b) faxed to the other party provided that the sender receives acknowledgement that such notice has been received by the party to be notified and promptly sends the original by ordinary mail; in any event, to the following addresses:

If to Acorda:

Acorda Therapeutics, Inc,
15 Skyline Drive
Hawthorne, NY 10532
Attn: President and Chief Executive Officer

with a copy to:

Acorda Therapeutics, Inc.
15 Skyline Drive
Hawthorne, NY 10532
Attn: Harold Safferstein, Vice President, Business Development

If to CeNeS:

CeNeS Pharmaceuticals plc
Compass House
Vision Park
Clovers Way
Histon, Cambridge CI4 9ZR
England
Attn: Neil Clark, Chief Operating Officer and Finance Director

By such notice either party may change their address for future notices.  Notices delivered in person shall be deemed given on the date delivered.  Notices sent by fax shall be deemed given on the date faxed.  Notices mailed shall be deemed given two (2) days after the date postmarked on the envelope.

11.5                           This Agreement constitutes the entire agreement between the parties and supersedes all written or oral prior agreements or understandings with respect to the subject matter hereof except that any confidential information disclosed pursuant to the License Option

Agreement shall be deemed Information of this Agreement.  No variation or modification of the terms or provisions of this Agreement shall be valid unless in writing and signed by the patties hereto.

11.6                           No right or license is granted by CeNeS under this Agreement to Acorda, or by Acorda to CeNeS, either expressly or by implication, except those specifically set forth herein.

11.7                           Waiver by Acorda or CeNeS of any single default or breach or succession of defaults or breaches by the other shall not deprive CeNeS or Acorda of any right to terminate this Agreement arising out of any subsequent default or breach nor shall it be construed as a waiver of either party’s rights thereafter to enforce each and every provision of this Agreement.

11.8                           All matters affecting the interpretation, validity, and performance of this Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed wholly within New York, but the scope and validity of Patent Rights shall be governed by the applicable laws of the country granting the patent in question.

11.9                           Acorda’s relationship with CeNeS shall be that of a licensee only.  Neither party shall be considered to be an employee or agent of the other, nor shall this Agreement constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.  In that respect, neither party shall have the authority to execute any agreement on behalf of the other party, nor shall either party have any authority to negotiate any agreement, except as the other party may expressly direct in writing.

11.10                     Parts 7, 8, and 10 and Sections 9.3(b), 9.4 and 11.10 shall survive termination of this Agreement for any reason.

11.11                     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.12                     The captions herein are solely for convenience of reference and shall not affect the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, CeNeS and Acorda have caused this Agreement to be executed in duplicate by their respective duty authorized officers.

CeNeS PHARMACEUTICALS, PLC		ACORDA THERAPEUTICS, INC.

By:	/s/ Neil Clark	By:	/s/ Harold T. Safferstein

Print Name:	Neil Clark	Print Name:	Harold T. Safferstein

Title:	Finance Director	Title:	VP Business Development

SCHEDULE A

PATENT RIGHTS

Granted Patent List

Matter Number	Country	Patent Number	Grant Date	Filing Date	Status	Inventors

04585-002AU5	Australia	688270	02-Jul-1998	29-Jun-1993	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002AU6	Australia	709968	23-Dec-1999	25-May-1995	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002AUX	Australia	703772	15-Jul-1999	09-Oct-1996	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002EP1	Europe	0579640	24-Jul-2002	03-Apr-1992	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002KR1	Korea	274305	08-Sep-2000	03-Apr-1992	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002KR5	Korea	307943	25-Aug-2001	29-Jun-1993	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002KR6	Korea	265928	09-Jun-2000	25-May-1995	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002KR7	Korea	297680	24-May-2001	25-May-1995	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002KR8	Korea	344006	28-Jun-2002	29-Jun-1993	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002PT1	Portugal	100344	02-May-1999	03-Apr-1992	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002PT5	Portugal	101297	07-Jul-1999	30-Jun-1993	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002005	United States	5,530,109	25-Jun-1996	24-Mar-1993	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002006	United States	5,716,930	10-Feb-1998	26-May-1994	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002007	United States	5,621,081	15-Apr-1997	06-Jun-1995	Granted	Andrew D.J. Goodearl et al.

Matter Number	Country	Patent Number	Grant Date	Filing Date	Status	Inventors
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002009	United States	5,606,032	25-Feb-1997	06-Jun-1995	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200A	United States	5,792,849	11-Aug-1998	06-Jun-1995	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200G	United States	5,602,096	11-Feb-1997	06-Jun-1995	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200J	United States	6,204,241	20-Mar-2001	22-Oct-1996	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200L	United States	6,194,377	27-Feb-2001	22-Oct-1996	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200P	United States	5,854,220	29-Dec-1998	22-Oct-1996	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002ZA1	South Africa	92/2001	25-Nov-1992	01-Apr-1992	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002ZA5	South Africa	93/4711	31-Aug-1994	30-Jun-1993	Granted	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-039AU1	Australia	713384	16-Mar-2000	27-Mar-1996	Granted	Thomas A. Reh et al.
Title: METHODS OF TREATING DISORDERS OF THE EYE

Matter Number	Patent Country	Grant Number	Grant Date	Filing Date	Status	Inventors

04585-04AU1	Australia	707599	28-Oct-1999	16-Nov-1995	Granted	David I. Gwynne et al.
Title: USE OF NEUREGULIN AS MODULATORS OF CELLULAR COMMUNICATION

04585-041001	United States	6,087,323	11-Jul-2000	17-Nov-1994	Granted	David I. Gwynne et al.
Title: USE OF NEUREGULIN AS MODULATORS OF CELLULAR COMMUNICATION

04585-043AU2	Australia	727037	15-Mar-2001	12-Nov-1996	Granted	Mark Marchionni et al.
Title: METHODS OF TREATING DISORDERS OF NON-VISUAL SENSORY EPITHELIA

04585-048AU2	Australia	745324	21-Mar-2002	08-Oct-1998	Natl Phase	R. McBurney et al.
Title: THERAPEUTIC METHODS COMPRISING USE OF A NEUREGULIN

04585-051001	United States	5,594,114	14-Jan-1997	17-Aug-1992	Granted	Andrew D.J. Goodearl et al.
Title: SCHWANN CELL MITOGENIC FACTOR, ITS PREPARATION AND USE

2

Pending Patent Application List

Matter Number	Country	Application Number	Filing Date	Status	Inventors

04585-002CA1	Canada	2,108,199	03-Apr-1992	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002CA5	Canada	2,139,136	29-Jun-1993	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002CA6	Canada	2,191,085	25-May-1995	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002CN6	China	95 1 9320X	25-May-1995	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002EP5	Europe	93 918139.2	29-Jun-1993	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002EP6	Europe	95922145.8	25-May-1995	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002IE1	Ireland	921062	03-Apr-1992	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002MX6	Mexico	965812	25-May-1995	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002PH5	Philippines	44157	03-Apr-1992	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002008	United States	08/470,339	06-Jun-1995	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200E	United States	08/469,549	06-Jun-1995	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200F	United States	08/471,833	06-Jun-1995	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200H	United States	08/472,065	06-Jun-1995	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200I	United States	08/734,665	22-Oct-1996	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200M	United States	08/735,010	13-May-1999	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

3

Matter Number	Country	Application Number	Filing Date	Status	Inventors

04585-00200N	United States	08/736,070	22-Oct-1996	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200Q	United States	08/736,019	22-Oct-1996	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-00200R	United States	08/734,592	22-Oct-1996	Pending	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002WO1	PCT	GB92/00595	03-Apr-1992	Natl Phase	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002WO5	PCT	US93/06228	29-Jun-1993	Natl Phase	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-002WO6	PCT	US95/06846	25-May-1995	Natl Phase	Andrew D.J. Goodearl et al.
Title: GLIAL MITOGENIC FACTORS, THEIR PREPARATION AND USE

04585-028001	United States	08/209,204	08-Mar-1994	Pending	Robert Sklar et al.
Title: METHODS FOR TREATING MUSCLE DISEASES AND DISORDERS

04585-028002	United States	08/461,097	05-Jun-1995	Pending	Robert Sklar et al.
Title: METHODS FOR TREATING MUSCLE DISEASES AND DISORDERS

04585-028004	United States	08/468,731	06-Jun-1995	Pending	Robert Sklar et al.
Title: METHODS FOR TREATING MUSCLE DISEASES AND DISORDERS

04585-030CA1	Canada	2,162,262	06-May-1994	Pending	Robert Sklar et al.
Title: METHODS FOR TREATING MUSCLE DISEASES AND DISORDERS

04585-030EP1	Europe	94916690.4	06-May-1994	Pending	Robert Sklar et al.
Title: METHODS FOR TREATING MUSCLE DISEASES AND DISORDERS

04585-030JP1	Japan	525593/1994	06-May-1994	Pending	Robert Sklar et al.
Title: METHODS FOR TREATING MUSCLE DISEASES AND DISORDERS

04585-030WO1	PCT	US94/05083	06-May-1994	Natl Phase	Robert Sklar et al.
Title: METHODS FOR TREATING MUSCLE DISEASES AND DISORDERS

04585-039CA1	Canada	2,215,330	27-Mar-1996	Pending	Thomas A. Reh et al.
Title: METHODS OF TREATING DISORDERS OF THE EYE

04585-039EP1	Europe	96910617.8	27-Mar-1996	Pending	Thomas A. Reh et al.
Title: METHODS OF TREATING DISORDERS OF THE EYE

04585-039JP1	Japan	8-529635	27-Mar-1996	Pending	Thomas A. Reh et al.
Title: METHODS OF TREATING DISORDERS OF THE EYE

4

Matter Number	Country	Application Number	Filing Date	Status	Inventors

04585-041CA1	Canada	2,204,850	16-Nov-1995	Pending	David I. Gwynne et al.
Title: USE OF NEUREGULIN AS MODULATORS OF CELLULAR COMMUNICATION

04585-041EP1	Europe	95940728.9	16-Nov-1995	Pending	David I. Gwynne et al.
Title: USE OF NEUREGULIN AS MODULATORS OF CELLULAR COMMUNICATION

04585-041JP1	Japan	8-516986	16-Nov-1995	Pending	David I. Gwynne et al.
Title: USE OF NEUREGULIN AS MODULATORS OF CELLULAR COMMUNICATION

04585-041004	United States	09/069,784	20-Mar-2001	Pending	David I. Gwynne et al.
Title: USE OF NEUREGULIN AS MODULATORS OF CELLULAR COMMUNICATION

04585-041005	United States	09/366,886	04-Aug-1999	Pending	David I. Gwynne et al.
Title: USE OF NEUREGULIN AS MODULATORS OF CELLULAR COMMUNICATION

04585-041WO1	PCT	US95/14974	16-Nov-1995	Natl Phase	David I. Gwynne et al.
Title: USE OF NEUREGULIN AS MODULATORS OF CELLULAR COMMUNICATION

04585-043CA2	Canada	2,237,400	12-Nov-1996	Pending	Mark Marchionni et al..
Title: METHODS OF TREATING DISORDERS OF NON-VISUAL SENSORY EPITHELIA

04585-043EP2	Europe	96940360.9	12-Nov-1996	Pending	Mark Marchionni et al..
Title: METHODS OF TREATING DISORDERS OF NON-VISUAL SENSORY EPITHELIA

04585-043JP2	Japan	518966/97	12-Nov-1996	Pending	Mark Marchionni et al..
Title: METHODS OF TREATING DISORDERS OF NON-VISUAL SENSORY EPITHELIA

04585-043WO2	PCT	US96/18031	12-Nov-1996	Natl Phase	Mark Marchionni et al..
Title: METHODS OF TREATING DISORDERS OF NON-VISUAL SENSORY EPITHELIA

04585-044AU2	Australia	49744/00	20-Apr-2000	Natl Phase	Mark Marchionni et al..
Title: METHODS OF TREATING CONGESTIVE HEART FAILURE

04585-044CA2	Canada	2,368,357	20-Apr-2000	Natl Phase	Mark Marchionni et al..
Title: METHODS OF TREATING CONGESTIVE HEART FAILURE

04585-044EP2	Europe	00931938.5	20-Apr-2000	Natl Phase	Mark Marchionni et al..
Title: METHODS OF TREATING CONGESTIVE HEART FAILURE

04585-044JP2	Japan	2000-613391	20-Apr-2000	Natl Phase	Mark Marchionni et al..
Title: METHODS OF TREATING CONGESTIVE HEART FAILURE

04585-044KR2	Korea	2001-7013409	20-Apr-2000	Natl Phase	Mark Marchionni et al..
Title: METHODS OF TREATING CONGESTIVE HEART FAILURE

04585-044001	United States	09/298,121	23-Apr-2000	Pending	Mark Marchionni et al..
Title: METHODS OF TREATING CONGESTIVE HEART FAILURE

5

Matter Number	Country	Application Number	Filing Date	Status	Inventors

04585-044WO2	PCT	US00/10664	20-Apr-2000	Published	Mark Marchionni et al..
Title: METHODS OF TREATING CONGESTIVE HEART FAILURE

04585-048CA2	Canada	2,306,228	08-Oct-1998	Natl Phase	R. McBurney et al.

Title:  THERAPEUTIC METHODS COMPRISING USE OF NEUREGULIN

04585-048EP2	Europe	98949803.5	08-Oct-1998	Natl Phase	R. McBurney et al.
Title: THERAPEUTIC METHODS COMPRISING USE OF NEUREGULIN

04585-048JP2	Japan	2000-515608	08-Oct-1998	Natl Phase	R. McBurney et al.
Title: THERAPEUTIC METHODS COMPRISING USE OF NEUREGULIN

04585-048KR2	Korea	2000-7003972	08-Oct-1998	Natl Phase	R. McBurney et al.
Title: THERAPEUTIC METHODS COMPRISING USE OF NEUREGULIN

04585-048002	United States	09/530,884	29-Aug-2000	Natl Phase	R. McBurney et al.
Title: THERAPEUTIC METHODS COMPRISING USE OF NEUREGULIN

04585-048WO2	PCT	US98/21349	18-Oct-1998	Pending	R. McBurney et al.
Title: THERAPEUTIC METHODS COMPRISING USE OF NEUREGULIN

6